EX-99.h.6.a

EXHIBIT A

to the Expense Limitation Agreement between

ABERDEEN FUNDS and

ABERDEEN ASSET MANAGEMENT INC.

Effective as of February 7, 2008*

Name of Fund/Class	Expense Limitation for Fund/Class	Commencement of Operations
Aberdeen U.S. Equity Fund		June 23, 2008**
Class A	1.46%
Class B	2.21%
Class C	2.21%
Class R	1.71%
Institutional Service Class	1.21%
Institutional Class	1.21%
Aberdeen Select Worldwide Fund		June 23, 2008**
Class A	1.57%
Class B	2.32%
Class C	2.32%
Class R	1.82%
Institutional Service Class	1.32%
Institutional Class	1.32%
Aberdeen China Opportunities Fund		June 23, 2008**
Class A	1.87%
Class B	2.62%
Class C	2.62%
Class R	2.12%
Institutional Service Class	1.62%
Institutional Class	1.62%
Aberdeen Developing Markets Fund		June 23, 2008**
Class A	1.67%
Class B	2.42%
Class C	2.42%
Class R	1.92%
Institutional Service Class	1.42%
Institutional Class	1.42%
Aberdeen International Equity Fund		June 23, 2008**
Class A	1.49%
Class B	2.24%
Class C	2.24%
Class R	1.74%
Institutional Service Class	1.24%
Institutional Class	1.24%

Name of Fund/Class	Expense Limitation for Fund/Class	Commencement of Operations
Aberdeen Equity Long-Short Fund		June 23, 2008**
Class A	1.70%
Class B	2.45%
Class C	2.45%
Class R	1.95%
Institutional Service Class	1.45%
Institutional Class	1.45%
Aberdeen Global Financial Services Fund		June 23, 2008**
Class A	1.44%
Class B	2.19%
Class C	2.19%
Class R	1.69%
Institutional Service Class	1.19%
Institutional Class	1.19%
Aberdeen Health Sciences Fund		June 23, 2008**
Class A	1.51%
Class B	2.26%
Class C	2.26%
Class R	1.76%
Institutional Service Class	1.26%
Institutional Class	1.26%
Aberdeen Natural Resources Fund		June 23, 2008**
Class A	1.41%
Class B	2.16%
Class C	2.16%
Class R	1.66%
Institutional Service Class	1.16%
Institutional Class	1.16%
Aberdeen Technology and Communications Fund		June 23, 2008**
Class A	1.63%
Class B	2.38%
Class C	2.38%
Class R	1.88%
Institutional Service Class	1.38%
Institutional Class	1.38%
Aberdeen Global Utilities Fund		June 23, 2008**
Class A	1.38%
Class B	2.13%
Class C	2.13%
Class R	1.63%
Institutional Service Class	1.13%
Institutional Class	1.13%

Name of Fund/Class	Expense Limitation for Fund/Class	Commencement of Operations
Aberdeen Small Cap Fund		June 23, 2008**
Class A	1.29%
Class B	2.04%
Class C	2.04%
Class R	1.54%
Institutional Service Class	1.04%
Institutional Class	1.04%
Aberdeen Tax Free Income Fund		June 23, 2008**
Class A	0.93%
Class B	1.68%
Class C	1.68%
Class D	0.68%
Aberdeen Optimal Allocations Fund: Growth		June 23, 2008**
Class A	0.50%
Class B	1.25%
Class C	1.25%
Class R	0.75%
Institutional Service Class	0.25%
Institutional Class	0.25%
Aberdeen Optimal Allocations Fund: Moderate Growth		June 23, 2008**
Class A	0.50%
Class B	1.25%
Class C	1.25%
Class R	0.75%
Institutional Service Class	0.25%
Institutional Class	0.25%
Aberdeen Optimal Allocations Fund: Moderate		June 23, 2008**
Class A	0.50%
Class B	1.25%
Class C	1.25%
Class R	0.75%
Institutional Service Class	0.25%
Institutional Class	0.25%
Aberdeen Optimal Allocations Fund: Defensive		June 23, 2008**
Class A	0.50%
Class B	1.25%
Class C	1.25%
Class R	0.75%
Institutional Service Class	0.25%
Institutional Class	0.25%
Aberdeen Optimal Allocations Fund: Specialty		June 23, 2008**
Class A	0.50%
Class B	1.25%
Class C	1.25%
Class R	0.75%
Institutional Service Class	0.25%
Institutional Class	0.25%

Name of Fund/Class	Expense Limitation for Fund/Class	Commencement of Operations
Aberdeen Core Income Fund		Not commenced***
Class A	0.75%
Class C	1.50%
Class R	1.00%
Institutional Service Class	0.50%
Institutional Class	0.50%
Aberdeen Core Plus Income Fund		Not commenced***
Class A	0.75%
Class C	1.50%
Class R	1.00%
Institutional Service Class	0.50%
Institutional Class	0.50%
Aberdeen Asia Bond Institutional Fund
Institutional Service Class	0.65%	Nov. 2, 2009
Institutional Class	0.65%	July 20, 2009
Aberdeen Global Fixed Income Fund		July 20, 2009
Class A	1.20%
Class C	1.95%
Class R	1.45%
Institutional Service Class	0.95%
Institutional Class	0.95%
Aberdeen Global Small Cap Fund		July 20, 2009
Class A	1.55%
Class C	2.30%
Class R	1.80%
Institutional Service Class	1.30%
Institutional Class	1.30%
Aberdeen International Equity Institutional Fund
Institutional Service Class	0.95%	Nov. 2, 2009
Institutional Class	0.95%	July 20, 2009
Aberdeen Emerging Markets Institutional Fund
Institutional Service Class	0.95%	Nov. 2, 2009
Institutional Class	0.95%	July 20, 2009
Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund		Nov. 2, 2009**
Institutional Service Class	1.25%
Institutional Class	1.25%
Aberdeen Global High Yield Bond Fund		Not commenced***
Class A	1.00%
Class C	1.75%
Class R	1.25%
Institutional Service Class	0.75%
Institutional Class	0.75%
Aberdeen Emerging Markets Debt Local Currency Fund		Not commenced***
Class A	1.15%
Class C	1.90%
Class R	1.40%
Institutional Service Class	0.90%
Institutional Class	0.90%

Name of Fund/Class	Expense Limitation for Fund/Class	Commencement of Operations
Aberdeen Ultra-Short Duration Bond Fund		Not commenced***
Class A	0.65%
Class C	1.40%
Class R	0.90%
Institutional Service Class	0.40%
Institutional Class	0.40%

*                 Effective for two years from the commencement of operations of the Funds, unless indicated otherwise. These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties.  They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.

**          Effective through February 27, 2011, as most recently approved at the December 2009 Board meeting.

***   Effective for one year from the commencement of operations of the Funds, unless indicated otherwise. These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties.  They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.